Exhibit 99.1

Strongbridge Biopharma plc Enters into Agreement for Novo Nordisk to Acquire the U.S. and Canadian Rights to MACRILEN™ (macimorelin)

~ Strongbridge to Receive Upfront Payment of $145 Million and Tiered Royalty Stream from Novo Nordisk ~

~ Novo Nordisk to Purchase Approximately 5.2 Million Ordinary Shares of Strongbridge Biopharma plc at Purchase Price of $7.00 per Share, Resulting in Gross Proceeds of $36.7 Million ~

~ Strongbridge’s Current MACRILEN™ Field Organization will Continue to Promote the Product in the U.S. Under a Three-Year Agreement with Novo Nordisk ~

~ Strongbridge to Host Conference Call Today at 9:15 a.m. ET to Discuss the Transaction Details and Third Quarter Financial Results and Corporate Highlights ~

Dublin, Ireland and Trevose, Pa., October 31, 2018 — Strongbridge Biopharma plc, (Nasdaq: SBBP), a global commercial-stage biopharmaceutical company focused on the development and commercialization of therapies for rare diseases with significant unmet needs, today announced that the Company has entered into an agreement for Novo Nordisk to acquire the rights to MACRILEN™ (macimorelin) in the United States (U.S.) and Canada. MACRILEN is the first and only FDA-approved oral drug indicated for the diagnosis of adult growth hormone deficiency (AGHD).

“We are proud to enter into this MACRILEN agreement with Novo Nordisk, a global leader in endocrinology, as it aligns with our strategic objective to maximize the potential of MACRILEN while we continue to prepare for the potential regulatory approval of RECORLEV™ (levoketoconazole),” said Matthew Pauls, president and chief executive officer of Strongbridge Biopharma. “The upfront payment and equity investment from Novo Nordisk will significantly strengthen the Company’s overall financial position and marks a tremendous step forward in Strongbridge’s continued evolution as a company dedicated to rare diseases,” Pauls added.

Terms of the agreement include that:

•                  Strongbridge will receive an upfront payment of $145 million from Novo Nordisk for the U.S. and Canadian rights to MACRILEN;

•                  Strongbridge will receive tiered royalties related to the sales of MACRILEN through 2027; and

•                  Novo Nordisk will leverage and fund Strongbridge’s rare endocrine commercial field organization for MACRILEN for up to three years.

In addition, Novo Nordisk will purchase approximately 5,242,000 ordinary shares of Strongbridge Biopharma plc at a purchase price of $7.00 per share, representing a premium to the most recent market close share price. This investment will result in gross proceeds of $36.7 million to Strongbridge.

These transactions are expected to close in December 2018. MTS Securities, LLC served as Strongbridge’s transaction advisor.

Conference Call Details

Strongbridge will host a conference call on Wednesday, October 31 at 9:15 a.m. ET. To access the live call, dial 844-285-7153 (domestic) or 478-219-0180 (international) with conference ID 9775249. The conference call will also be audio webcast from the Company’s website at www.strongbridgebio.com under the “Investor/Webcasts and Presentations” section. A replay of the call will be made available for one week following the conference call. To hear a replay of the call, dial 855-859-2056 (domestic) or 404-537-3406 (international) with conference ID 9775249.

About Adult Growth Hormone Deficiency (AGHD)

AGHD is a rare disorder associated with increased morbidity and mortality(1),(2) There are more than 50,000 adults with a growth hormone (GH) deficiency diagnosis in the U.S.(1) People who have AGHD can include those who were GH deficient as children and become adults with AGHD, or adults who become GH deficient. In adults, GH deficiency can develop when the pituitary gland or hypothalamus is damaged due, for example, to tumors, surgery, radiation or traumatic brain injury (TBI).(3) If left undiagnosed, AGHD may lead to increased risk for premature mortality, significant morbidities, including an increase in body fat, increased rate of fractures, a decrease in muscle mass, dyslipidemia, weakness and fatigue, cardiovascular disease, osteoporosis, and impaired psychological well-being such as isolation, anxiety, or depression.(1),(3)  Except in the presence of multiple other pityitary hormone deficiencies, AGHD cannot be diagnosed by routine blood or other tests; growth hormone stimulation testing is required to diagnose AGHD.(4)

About MACRILEN™

Important Safety Information

What is MACRILENTM?

MACRILEN (pronounced ma-kri-len) (macimorelin) is a prescription oral solution that is used to test for adult growth hormone deficiency (AGHD).

What should you know about MACRILEN?

•                  Taking MACRILEN with certain other medications may cause irregular changes to your heart rhythm. Before taking MACRILEN, tell your healthcare provider about all your medications, as you may need to temporarily stop taking some medications before you take MACRILEN.

•                  Some medications may cause a false positive result when taken with MACRILEN.  Before taking MACRILEN, tell your healthcare provider about all the medications you take, including growth hormone.

•                  Tell your healthcare provider if you were recently diagnosed with hypothalamic disease, as this can cause a false negative result with MACRILEN.

•                  You will need to fast (go without food) for at least 8 hours before taking MACRILEN.

What are the most common side effects with MACRILEN?

The most common side effects in 3%-5% of patients were changed sense of taste, dizziness, headache, fatigue, nausea, and hunger.

These are not all of the possible side effects of MACRILEN. Call your healthcare provider for medical advice about side effects. You are encouraged to report negative side effects of prescription drugs to the FDA. Visit www.fda.gov/medwatch/ or call 1-800-FDA-1088.

Please see Full Prescribing Information.

About Strongbridge Biopharma

Strongbridge Biopharma is a global commercial-stage biopharmaceutical company focused on the development and commercialization of therapies for rare diseases with significant unmet needs. Strongbridge’s rare endocrine franchise includes RECORLEV™ (levoketoconazole), a cortisol synthesis inhibitor currently being studied in Phase 3 clinical studies for the treatment of endogenous Cushing’s syndrome, and veldoreotide extended release, a pre-clinical next-generation somatostatin analog being investigated for the treatment of acromegaly and potential additional applications in other conditions amenable to somatostatin receptor activation.  Both RECORLEV and veldoreotide have received orphan drug designation from the FDA and the European Medicines Agency. The Company’s rare neuromuscular franchise includes KEVEYIS® (dichlorphenamide), the first and only FDA-approved treatment for hyperkalemic, hypokalemic, and related variants of primary periodic paralysis. KEVEYIS has orphan drug exclusivity in the United States.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. The words “anticipate,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “will,” “would,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements, other than statements of historical facts, contained in this press release, are forward-looking statements, including statements related to the potential regulatory approval of RECORLEV, Strongbridge’s strategy, plans, outcomes of product development efforts and objectives of management for future operations. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expressed in such statement, including risks and uncertainties associated with clinical development and the regulatory approval process, the reproducibility of any reported results showing the benefits of RECORLEV, the adoption of RECORLEV by physicians, if approved, as treatment for any disease and the emergence of unexpected adverse events following regulatory approval and use of the product by patients. Additional risks and uncertainties relating to Strongbridge and its business can be found under the heading “Risk Factors” in Strongbridge’s Annual Report on Form 10-K for the year ended December 31, 2017 and subsequent filings with the SEC. These forward-looking statements are based on current expectations, estimates, forecasts and projections and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors. The forward-looking statements contained in this press release are made as of the date of this press release, and Strongbridge Biopharma does not assume any obligation to update any forward-looking statements except as required by applicable law.

Contacts:

Corporate and Media Relations
Elixir Health Public Relations
Lindsay Rocco
+1 862-596-1304
lrocco@elixirhealthpr.com

Investor Relations
U.S.:
Solebury Trout
Marcy Nanus
+1 646-378-2927
mnanus@soleburytrout.com

Europe:
First House
Geir Arne Drangeid
+47 913 10 458
strongbridgebio@firsthouse.no

USA
900 Northbrook Drive
Suite 200
Trevose, PA 19053
Tel. +1 610-254-9200
Fax. +1 215-355-7389

References:

1. Monson JP, Brooke AM, Akker S. Adult growth hormone deficiency. In: De Groot L, Chrousos G, Dungan K, et al (eds). Endotext [online]. South Dartmouth, MA; MDText.com, Inc: 2000. https://www.ncbi.nlm.nih.gov/books/NBK278982/. Accessed January 16, 2018.

2. Gupta V. Adult growth hormone deficiency. Indian J Endocrinol Metab. 2011;15(Suppl 3):S197-S202.

3. Bujanova J, Cummings MH. Drug review: Management of growth hormone deficiency in adults. Prescriber. 2015. http://onlinelibrary.wiley.com/doi/10.1002/psb.1422/pdf. Accessed January 15, 2018.

4. Fukuda I, Hizuka N, Muraoka T, Ichihara A. Neurol Med Chir (Tokyo). 2014;54(8):599-605.